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						UNITED STATES
				SECURITIES AND EXCHANGE COMMISSION
				     Washington, D.C. 20549

						  FORM 8-A

		   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
			    PURSUANT TO SECTION 12(b) OR (g) OF THE
				   SECURITIES EXCHANGE ACT OF 1934

					Byzantine Ventures, Inc.
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		(Exact name of registrant as specified in its charter)
		Delaware							94-3354819
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(State of incorporation or organization)  (I.R.S. Employer Identification
											No.)
	5655 College Avenue, Suite 250, Oakland, California 94618
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	(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the following box.   /__/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant
to General Instruction A.(d), check the following box.   /_X_/

Securities Act registration statement file number to which this form relates: Not applicable; registration statement on Form N-2 filed October 11, 2000 ------------ (if applicable)











Form 8-A												Page 2

Securities to be registered pursuant to Section 12(g) of the Act:
						Common Stock
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						(Title of class)

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						(Title of class)

			INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

	The total authorized capital stock of Byzantine Ventures, Inc. consists of 20,000,000 shares of common stock, par value $0.001 per share. The following description of our common stock is qualified in all respects by reference to our Certificate of Incorporation and Bylaws, which were filed as exhibits to the registration statement on Form N-2 filed October 11, 2000.

	The holders of common stock elect all directors and are entitled to one vote for each share held of record on all matters to be voted on by stockholders. As of the date of this prospectus, 2,000,000 shares were issued and outstanding, all of which are owned by Robert D. Leppo. On successful completion of this offering, 2,200,000 shares will be issued and outstanding. Subject to preferences that may apply to any outstanding preferred stock, all shares participate equally in dividends, when and as declared by the Board of Directors, and in net assets on liquidation. The shares have no preference, conversion, exchange, preemptive, sinking fund or cumulative voting rights. The shares are not assessable.

Item 2.  Exhibits.

EXHIBIT NUMBER

	3(i)(a)	Certificate of Amendment of Certificate of Incorporation
			of Byzantine Ventures, Inc.*
	3(i)(b)	Certificate of Incorporation of Byzantine Ventures, Inc.*
	3(ii)	Bylaws of Byzantine Ventures, Inc.*
	4(i)		Form of Share Certificate*
	4(ii)	Form of Dividend Reinvestment Plan*
* Incorporated by reference from the Registrant's Registration Statement on Form N-2 filed October 11, 2000.





Form 8-A												Page 3

						SIGNATURE

Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

								Byzantine Ventures, Inc.

								By:	/s/ Robert D. Leppo
									Robert D. Leppo, President
Dated:  October 11, 2000

ETR\2249\030\1113583.01